UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A/A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

EV Energy Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware	20-4745690
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1001 Fannin Street, Suite 800 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
Common units representing limited partnership interests	NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.    ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.    ☐

Securities Act registration statement file number to which this form relates: 333-134139.

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1.	Description of Registrant’s Securities to be Registered.

The class of securities to be registered hereby is the common units representing limited partnership interests (the “Common Units”) of EV Energy Partners, L.P., a Delaware limited partnership (the “Partnership”).

A description of the Partnership’s Common Units will be set forth under the captions “Summary,” “Our Cash Distribution Policy and Restrictions on Distributions,” “Description of the Common Units,” “The Partnership Agreement,” “Units Eligible for Future Sale” and “Material Tax Consequences” in the prospectus filed by the Partnership pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus will constitute a part of the Partnership’s Registration Statement on Form S-1 (Registration No. 333-134139), as amended (the “Form S-1 Registration Statement”), initially filed with the Securities and Exchange Commission (“SEC”) on May 15, 2006. Such prospectus, in the form in which it is so filed, shall be deemed to be incorporated herein by reference.

The description of the Partnership’s Common Units is hereby updated to reflect the reset of the listed minimum quarterly distribution and the first and second target distribution levels that occurred at the election of the Partnership’s General Partner. In accordance with the Partnership Agreement, the minimum quarterly distribution was reset to $0.7615 (the average distribution per unit for the two preceding quarters) and the first and second target distribution levels were reset to $0.875725 and $0.951875 respectively. The update is further described under the caption “How We Will Make Cash Distributions,” in the prospectus filed on February 10, 2012 by the Partnership pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus will constitute a part of the Partnership’s Registration Statement on Form S-3 (Registration No. 333-172593), as amended, initially filed with the SEC on March 3, 2011. Such prospectus, in the form in which it is so filed, shall be deemed to be incorporated herein by reference.

Item 2.	Exhibits.

3.1	Certificate of Limited Partnership of the Partnership, as amended (incorporated by reference to Exhibit 3.1 of the Registrant’s Registration Statement on Form S-1, filed May 15, 2006).

3.2	First Amended and Restated Limited Partnership Agreement of the Partnership (incorporated by reference to Exhibit 3.1 of the Registrant’s current report on Form 8–K filed with the SEC on October 5, 2006).

3.3	First Amendment dated April 15, 2008 to First Amended and Restated Partnership Agreement of EV Energy Partners, L.P., effective as of January 1, 2007 (incorporated by reference from Exhibit 3.1 to EV Energy Partners, L.P.’s current report on Form 8–K filed with the SEC on April 18, 2008).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

EV Energy Partners, L.P.
(Registrant)
By: EV Energy GP, L.P., its general partner
By: EV Management, LLC, its general partner

By:	/s/ Michael E. Mercer
Michael E. Mercer
Senior Vice President and Chief Financial Officer

Dated: October 17, 2013

EXHIBIT INDEX

3.1	Certificate of Limited Partnership of the Partnership, as amended (incorporated by reference to Exhibit 3.1 of the Registrant’s Registration Statement on Form S-1, filed May 15, 2006).

3.2	First Amended and Restated Limited Partnership Agreement of the Partnership (incorporated by reference to Exhibit 3.1 of the Registrant’s current report on Form 8–K filed with the SEC on October 5, 2006).

3.3	First Amendment dated April 15, 2008 to First Amended and Restated Partnership Agreement of EV Energy Partners, L.P., effective as of January 1, 2007 (incorporated by reference from Exhibit 3.1 to EV Energy Partners, L.P.’s current report on Form 8–K filed with the SEC on April 18, 2008).

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